SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 12, 2005  (September 7, 2005)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	0-21021	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street Lowell, Massachusetts		01852
(address of principal executive offices)		(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.                                    Entry into a Material Definitive Agreement

On September 7, 2005, the Compensation Committee of the registrant’s Board of Directors approved a restricted stock award of 8,750 shares to the registrant’s executive vice president and chief operating officer, John P. Clancy, Jr. (the “Executive”).  This award has been granted under the terms of a Restricted Stock Agreement between the registrant and the Executive, a copy of which is included as an exhibit to this report (the “Agreement”).  The shares subject to the award have been issued under the registrant’s 2003 Stock Incentive Plan.

Among other terms, the Agreement provides as follows:

•                  Shares vest 20% per year starting on the first anniversary of the date of the award, subject to full vesting upon the occurrence of a change in control of the registrant, the death or disability of the Executive or the registrant’s termination of the Executive’s employment without cause.

•                  The Executive is entitled to receive dividends on, and to vote, all shares, whether or not vested, throughout the vesting period.

•                  The Executive is required to pay to the registrant an amount equal to the fair market value of any shares that have vested within one year prior to his accepting an offer of employment with, or otherwise performing services for, any competitor of the registrant, although this payment obligation is not triggered by any accelerated vesting in connection with a change in control of the registrant and also may be waived by the Compensation Committee.

•                  The Executive is entitled to receive as tax assistance from the registrant an additional cash amount of $87,281, which equals 35% of the fair market value of the shares as of the date of the award.

This restricted stock award was approved by the Compensation Committee as part of an overall assessment of the Executive’s current total compensation arrangement and is intended to reflect not only the Executive’s contributions to the registrant’s past performance, but also the additional responsibilities he has assumed for the registrant’s future operations since his appointment as chief operating officer on December 31, 2004.

Item 9.01.              Financial Statements and Exhibits

(a)                                       Not applicable

(b)                                      Not applicable

(c)                                       The following exhibit is included with this report:

Exhibit 10.42	Restricted Stock Agreement dated as of September 7, 2005 by and between Enterprise Bancorp, Inc. and John P. Clancy, Jr.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: September 12, 2005	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer
and Chief Financial Officer